Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to
18 U.S.C Section 1350

             In connection with the quarterly report on Form 10-Q/A Amendment No. 1 of Helius Medical Technologies, Inc. (the "Company") for the quarter ended December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Philippe Deschamps, as Chief Executive Officer of the Company, and Joyce LaViscount, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his and her knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 26, 2016

/s/ Philippe Deschamps
Philippe Deschamps
President, Chief Executive Officer and a
Director

/s/ Joyce LaViscount
Joyce LaViscount
Chief Financial Officer

            A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Helius Medical Technologies, Inc. and will be retained by Helius Medical Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.